FOR IMMEDIATE RELEASE
For More Information Contact:
Mark A. Roberts, Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS SECOND QUARTER RESULTS AND
DECLARES DIVIDEND OF $0.06 PER SHARE

WEST SPRINGFIELD, MA—October 19, 2007—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $1.3 million, or $0.08 per diluted share, for the third quarter of 2007 compared to net income of $1.5 million, or $0.09 per diluted share, for the corresponding period in 2006.  For the nine months ended September 30, 2007 the Company’s net income was $3.1 million, or $0.19 per diluted share, compared to net income of $4.2 million, or $0.25 per diluted share, for the corresponding period in 2006.  The 2007 results were impacted by net interest margin compression, higher provisions for loan losses and increased non-interest expenses, offset in part by growth in average loans, deposits and non-interest income.

The Company also announced a quarterly cash dividend of $0.06 per share payable on November 26, 2007 to shareholders of record as of November 12, 2007.  After giving effect to the waiver of receipt of dividends paid on shares owned by United Mutual Holding Company, the Company’s mutual holding company, the dividend payout ratio will be approximately 37% of third quarter 2007 earnings.

Total assets increased $54.5 million, or 5.4%, since December 31, 2006 to $1.1 billion at September 30, 2007 as a result of growth in total loans of $52.2 million, or 6.8%.  Balance sheet expansion was funded by increases of $37.4 million, or 5.5%, in total deposits and $14.0 million, or 8.3%, in advances from the Federal Home Loan Bank.

"We are pleased with the financial results for the third quarter, which reflect our success in profitably growing our core businesses, maintaining sound asset quality and managing interest rate risk,” commented Richard B. Collins, President and Chief Executive Officer. "Our performance was also impacted to a large extent by a challenging interest rate environment and a competitive local market." Mr. Collins continued, "We are excited about our second step offering, which will commence shortly and is expected to close in early December.  The capital we receive from the offering will allow us to continue to build our franchise.”

Financial Highlights:

•
Total loans increased $52.2 million, or 6.8%, to $814.3 million at September 30, 2007 compared to $762.1 million at December 31, 2006.  Loan growth was concentrated in the commercial real estate (16.4%), commercial and industrial (14.9%), home equity (5.3%) and residential real estate  (5.3%) portfolios.  During the period, construction loans declined 20.4% as several credits converted to fixed-rate commercial mortgages or were paid-in-full.  Origination activity was strong during the first nine months of 2007, reflecting a steady local economy, a relatively stable real estate market, a comparatively low interest rate environment and competitive products and pricing.

•
The ratio of non-performing loans to total loans decreased from 0.17% at December 31, 2006 to 0.12% at September 30, 2007.  Non-performing assets totaled $1.9 million, or 0.18% of total assets, at September 30, 2007 and December 31, 2006.

•
At September 30, 2007, the ratio of the allowance for loan losses to total loans was 0.93% and the ratio of allowance for loan losses to non-performing loans was 755.16%.  Net charge-offs totaled $646,000, or 0.11% of average loans outstanding on an annualized basis, for the nine months ended September 30, 2007.

•
Total deposits increased $37.4 million, or 5.5%, to $723.1 million at September 30, 2007 compared to $685.7 million at December 31, 2006 mainly due to the introduction of new products and services, competitive pricing, targeted promotional activities and the December 2006 opening of our second branch in Westfield, Massachusetts.  Savings account balances declined $2.1 million, or 3.2%, for the nine months ended September 30, 2007 as customers continued to transfer balances to higher-yielding money market and certificate of deposit accounts.  Core deposit balances expanded $8.2 million, or 2.2%, to $374.4 million at September 30, 2007 from $366.2 million at December 31, 2006.

•
Net interest income increased $309,000, or 4.4%, to $7.3 million for the three months ended September 30, 2007 from $6.9 million for the same period last year reflecting growth in earning assets, partially offset by net interest margin compression.  Average earning assets expanded $58.7 million, or 6.3%, mainly due to strong loan growth, partially offset by lower average balances of securities available for sale.  Net interest margin contracted 5 basis points to 2.91% for the third quarter of 2007 compared to the same period in 2006 mainly due to the flat to inverted yield curve, increasingly competitive pricing conditions for loans and deposits and a shift in deposit demand towards higher-yielding money market and time deposit accounts.

•
Non-interest income expanded $118,000, or 9.1%, to $1.4 million for the three months ended September 30, 2007 reflecting growth of $75,000, or 60.0%, in wealth management revenue and a significant decrease in losses on sales of investment securities.  The losses on sales of securities in the third quarter of 2007 were largely the result of a write-down of a corporate bond which was subsequently sold in the fourth quarter of 2007.  For the three months ended September 30, 2006 the Company recognized losses from a restructuring transaction.

•
Non-interest expense increased $552,000, or 9.9%, to $6.1 million for the three months ended September 30, 2007 largely attributable to an increase in stock-based compensation, additional staff, occupancy and other operating costs related to the new Westfield branch opened in the fourth quarter of 2006, and expanded data processing expenses associated with a larger number of loan and deposit accounts.  Stock-based compensation expense increased $239,000 due to restricted stock and stock options awarded in the third and fourth quarters of 2006.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  United Bank provides an array of financial products and services through its 13 branch offices located throughout Western Massachusetts.  Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.   These forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
(Dollars in thousands, except par value amounts)

	September 30,	December 31,	September 30,
Assets	2007	2006	2006

Cash and cash equivalents	$28,491	$25,419	$20,134
Securities available for sale, at fair value	183,862	190,237	196,127
Securities held to maturity, at amortized cost	3,684	3,241	3,293
Federal Home Loan Bank of Boston stock, at cost	9,885	9,274	8,740
Time deposits and other short-term investments	1,017	-	-

Loans:
Residential mortgages	336,064	319,108	306,796
Commercial mortgages	204,325	175,564	171,136
Construction loans	43,614	54,759	46,970
Commercial loans	80,140	69,762	67,495
Home equity loans	118,712	112,739	109,154
Consumer loans	31,451	30,181	30,619
Total loans	814,306	762,113	732,170

Net deferred loan costs and fees	1,418	1,285	1,274
Allowance for loan losses	(7,612)	(7,218)	(6,880)
Loans, net	808,112	756,180	726,564

Other real estate owned	880	562	562
Premises and equipment, net	10,564	8,821	8,556
Bank-owned life insurance	6,595	6,304	6,259
Other assets	10,856	9,395	10,459

Total assets	$1,063,946	$1,009,433	$980,694

Liabilities and Stockholders' Equity

Deposits:
Demand	$104,411	$97,190	$97,341
NOW	36,884	37,523	42,103
Savings	63,361	65,475	69,523
Money market	169,788	165,984	164,519
Certificates of deposit	348,674	319,514	319,135
Total deposits	723,118	685,686	692,621

Federal Home Loan Bank of Boston advances	183,852	169,806	137,412
Repurchase agreements	7,519	10,425	5,920
Escrow funds held for borrowers	1,410	1,121	1,324
Capitalized lease obligation	1,900	-	-
Accrued expenses and other liabilities	4,899	4,684	7,093
Total liabilities	922,698	871,722	844,370

Stockholders' Equity:
Preferred stock ($0.01 par value; 5,000,000 shares authorized;
no shares issued and outstanding)	-	-	-
Common stock ($0.01 par value; 60,000,000 shares authorized;
17,205,995 shares issued at September 30, 2007, December 31, 2006
and September 30, 2006)	172	172	172
Additional paid-in capital	77,127	75,520	74,949
Retained earnings	72,190	70,406	70,007
Unearned compensation	(5,439)	(5,772)	(5,851)
Accumulated other comprehensive loss	(888)	(1,951)	(2,284)
Treasury stock, at cost (137,835 shares at September 30, 2007, 51,445
shares at December 31, 2006 and 52,000 shares at September 30, 2006)	(1,914)	(664)	(669)
Total stockholders' equity	141,248	137,711	136,324

Total liabilities and stockholders' equity	$1,063,946	$1,009,433	$980,694

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS (unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest and dividend income:
Loans	$12,712	$11,043	$37,017	$30,719
Investments	2,017	2,195	5,849	6,761
Other interest-earning assets	247	256	935	786
Total interest and dividend income	14,976	13,494	43,801	38,266

Interest expense:
Deposits	5,672	4,885	16,330	13,590
Borrowings	2,051	1,665	6,127	4,059
Total interest expense	7,723	6,550	22,457	17,649

Net interest income before provision for loan losses	7,253	6,944	21,344	20,617

Provision for loan losses	436	165	1,040	627

Net interest income after provision for loan losses	6,817	6,779	20,304	19,990

Non-interest income:
Loss on sales of securities	(141)	(218)	(170)	(218)
Fee income on depositors’ accounts	1,105	1,146	3,240	3,128
Wealth management income	200	126	491	319
Other income	248	240	684	764
Total non-interest income	1,412	1,294	4,245	3,993

Non-interest expense:
Salaries and benefits	3,546	3,014	11,119	9,173
Occupancy expenses	469	455	1,441	1,268
Marketing expenses	277	329	1,048	1,093
Data processing expenses	711	622	2,006	1,813
Professional fees	220	223	872	702
Other expenses	908	936	2,867	3,143
Total non-interest expense	6,131	5,579	19,353	17,192

Income before income taxes	2,098	2,494	5,196	6,791

Income tax expense	807	981	2,093	2,633

Net income	$1,291	$1,513	$3,103	$4,158

Earnings per share:
Basic	$0.08	$0.09	$0.19	$0.25
Diluted	$0.08	$0.09	$0.19	$0.25

Weighted average shares outstanding:
Basic	16,267	16,382	16,260	16,529
Diluted	16,324	16,396	16,321	16,534

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended

	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
	2007	2007	2007	2006	2006

Operating Results:
Net interest income	$7,253	$7,135	$6,956	$6,938	$6,944
Loan loss provision	436	320	284	342	165
Non-interest income	1,412	1,435	1,398	1,399	1,294
Non-interest expenses	6,131	6,575	6,647	6,845	5,579
Net income	1,291	978	834	766	1,513

Performance Ratios (annualized):
Return on average assets	0.50%	0.38%	0.33%	0.31%	0.62%
Return on average equity	3.69%	2.82%	2.41%	2.23%	4.44%
Net interest margin	2.91%	2.90%	2.82%	2.89%	2.96%
Non-interest income to average total assets	0.55%	0.56%	0.55%	0.57%	0.53%
Non-interest expense to average total assets	2.38%	2.58%	2.62%	2.77%	2.30%
Efficiency ratio (excl gains/losses on sales of securities and loans)	69.63%	76.34%	79.70%	82.10%	67.72%

Per Share Data:
Diluted earnings per share	$0.08	$0.06	$0.05	$0.05	$0.09
Book value per share	$8.28	$8.12	$8.10	$8.03	$7.95
Market price at period end	$12.55	$14.14	$14.85	$13.80	$12.93

Risk Profile
Non-performing assets as a percent of total assets	0.18%	0.29%	0.13%	0.18%	0.26%
Non-performing loans as a percent of total loans, gross	0.12%	0.37%	0.17%	0.17%	0.27%
Allowance for loan losses as a percent of total loans, gross	0.93%	0.96%	0.94%	0.95%	0.94%
Allowance for loan losses as a percent of non-performing loans	755.16%	259.79%	570.35%	560.40%	341.78%
Equity as a percentage of assets	13.28%	13.55%	13.40%	13.65%	13.90%

Average Balances
Loans	$812,756	$797,751	$776,301	$746,256	$714,917
Securities	168,498	166,163	180,491	194,786	211,101
Total interest-earning assets	998,336	985,519	985,112	959,649	939,590
Total assets	1,032,225	1,018,509	1,016,369	988,944	969,962
Deposits	720,330	715,173	691,532	688,103	687,398
FHLB advances	156,150	149,853	170,727	150,301	134,833
Capital	139,820	138,896	138,296	137,222	136,279

Average Yields/Rates (annualized)
Loans	6.26%	6.19%	6.16%	6.23%	6.18%
Securities	4.79%	4.46%	4.39%	4.28%	4.16%
Total interest-earning assets	6.00%	5.89%	5.81%	5.81%	5.74%

Savings accounts	0.90%	0.91%	0.86%	0.84%	0.84%
Money market/NOW accounts	2.81%	2.76%	2.69%	2.69%	2.64%
Certificates of deposit	4.70%	4.58%	4.50%	4.48%	4.27%
FHLBB advances	4.90%	4.75%	4.74%	4.79%	4.69%
Total interest-bearing liabilities	3.92%	3.79%	3.77%	3.72%	3.56%